Exhibit 99.1

GREAT ELM CAPITAL GROUP, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2019 FINANCIAL RESULTS

▪	Significant quarter-over-quarter DME revenue growth in all major product categories
▪	New positive air pressure (“PAP”) patient setups increased by approximately 19.8%, quarter-over-quarter
▪	Investment Management reports year‑over‑year management fee growth of approximately 13.5% for the twelve months ended June 30, 2019

WALTHAM, MA, September 13, 2019 – Great Elm Capital Group, Inc. (NASDAQ: GEC, “Great Elm”) announced its financial results for the quarter and year ended June 30, 2019. Great Elm will host a conference call and webcast on Friday, September 13, 2019 at 8:00 a.m. Eastern Time to discuss its fourth quarter 2019 financial results. Please see below for details.

Select highlights from the fourth quarter and full fiscal year 2019 include:

▪	Operating Companies:
▪	For the three months ended June 30, 2019, $12.9 million of revenue, $1.0 million of net loss and $2.8 million of adjusted EBITDA
▪	For the approximately 10 months ended June 30, 2019, $41.9 million of revenue, $1.1 million of net loss and $10.4 million of adjusted EBITDA
▪	The acquisition of the respiratory assets of Midwest Respiratory Care, Inc.
▪	Invested heavily in people, processes and technology to enhance our scalable infrastructure, capable of supporting multiple acquisitions per year
▪	Successfully consolidated the billing platform and implemented financial management software
▪	Management team has identified a large number of potential acquisition targets with strong product fit and geographic adjacency
▪	Outlook for continued growth in fiscal year 2020 underpinned by key performance indicators

▪	Investment Management:
▪	For the three months ended June 30, 2019, year-over-year management fees approximately unchanged
▪	For the 12 months ended June 30, 2019, year-over-year management fee growth of approximately 13.5%
▪	For the three and 12 months ended June 30, 2019, net loss of approximately $0.1 million and $1.0 million, respectively
▪	For the three and 12 months ended June 30, 2019, adjusted EBITDA of approximately $0.8 million and $3.2 million, respectively
▪	Outlook for free cash flow growth in fiscal year 2020 based on an increase in management fee revenue and the termination of the Full Circle consulting agreement

“We will continue to invest in the DME business to support ongoing organic growth as well as to pursue the numerous identified acquisition opportunities that we believe offer a compelling strategic fit,” remarked Peter A. Reed, Great Elm’s Chief Executive Officer. “Furthermore, with a positive trend in management fee revenue, we believe our Investment Management business is poised for free cash flow growth in the coming year.”

Alignment of Interest

The employees of Great Elm and Great Elm Capital Management, Inc. (“GECM”) collectively own approximately 2.0 million shares of GEC stock, representing approximately 8% of its outstanding shares.1 Additionally, the directors of Great Elm collectively own or manage greater than 11% of Great Elm’s shares.1 Altogether, insiders collectively own or manage approximately 19% of the company’s outstanding shares, which Great Elm believes fosters a strong alignment of interest between employees, directors and the company’s shareholders.

BUSINESS OVERVIEW

Great Elm is a diversified, publicly-traded holding company that seeks to build long-term shareholder value across three verticals: Operating Companies, Investment Management and Real Estate.

[1]	This includes restricted shares that are subject to both performance and service vesting and is based on the share count pro forma for the vesting of such restricted shares.

Operating Companies

In the three and approximately 10 months ended June 30, 2019, DME generated $2.8 million and $10.4 million, respectively, of adjusted EBITDA. During the fourth quarter, DME experienced approximately 19.8% growth in PAP patient setups and meaningful revenue growth in major product categories. Management anticipates growth in both revenue and adjusted EBITDA in fiscal year 2020, supported by encouraging key performance indicators.

In June 2019, a subsidiary of Great Elm DME, Inc. acquired the respiratory assets of Midwest Respiratory Care, Inc. (“MRC”) for approximately $6.3 million or 4.6x MRC’s EBITDA less capital expenditures for the twelve months ended April 30, 2019.  The team continues to pursue M&A opportunities with complementary product profiles that increase market penetration and extend existing geographic markets.

In addition to the DME business, the Great Elm team continues to evaluate acquisition opportunities across multiple industries in partnership with industry experts and/or operating executives.

Investment Management

Great Elm’s management team believes the Investment Management business is scalable, offers attractive margins and, when coupled with growth in assets under management, provides for the potential to generate incremental EBITDA.

Great Elm intends to grow assets under management through capital raises and M&A. Growth in assets under management is expected to result in increased management fee revenue for GECM. This increase in management fee revenue should drive future free cash flow generation, aided by the termination of the Full Circle consulting agreement in November 2019.

Alongside Great Elm Capital Corp., Great Elm Opportunities Fund I, LP and existing separately managed accounts, Great Elm continues to seek avenues for growth, potentially launching additional private funds and pursuing opportunistic acquisitions in the business development company space.

Real Estate

Great Elm continues to focus on credit tenant lease financings and ground lease structures across a variety of commercial, government and other properties. Great Elm’s substantial tax assets can make it a value-added partner or lessor.

FINANCIAL REVIEW: SEGMENT FINANCIALS

As of June 30, 2019, Great Elm had four operating segments: Durable Medical Equipment, Investment Management, Real Estate and General Corporate.

Durable Medical Equipment

Three and Approximately 10 Months Ended June 30, 2019:

Revenue:

▪	During the three and approximately 10 months ended June 30, 2019, Great Elm recognized $12.9 million and $41.9 million, respectively, in total revenue.

Net Income (Loss):

▪	During the three and approximately 10 months ended June 30, 2019, Great Elm recognized net loss of $1.0 million and $1.1 million, respectively.

Adjusted EBITDA:

▪	During the three and approximately 10 months ended June 30, 2019, Great Elm recognized $2.8 million and $10.4 million, respectively, in adjusted EBITDA.

Investment Management

Three and 12 Months Ended June 30, 2019:

Revenue:

▪

During the three and 12 months ended June 30, 2019, Great Elm recognized management fee revenue of $0.74 million and $3.0 million, respectively, vs. $0.75 million and $2.6 million, respectively, during the same periods in the prior year.

▪

During the three and 12 months ended June 30, 2019, Great Elm recognized total investment management revenue of $0.9 million and $3.8 million, respectively, vs. $0.6 million and $4.1 million, respectively, during the same periods in the prior year.

Net Income (Loss):

▪

During the three and 12 months ended June 30, 2019, Great Elm recognized a net loss of $0.1 million and $1.0 million, respectively, vs. a net loss of $1.4 million and $4.9 million, respectively, during the same periods in the prior year.

Adjusted EBITDA:

▪

During the three and 12 months ended June 30, 2019, Great Elm recognized adjusted EBITDA of $0.8 million and $3.2 million, respectively, vs. $0.5 million and $0.8 million, respectively, during the same periods in the prior year.

Real Estate

Three and 12 Months Ended June 30, 2019:

Revenue:

▪

During the three and 12 months ended June 30, 2019, Great Elm recognized $1.3 million and $5.5 million, respectively, in rental revenue vs. $1.5 million and $1.9 million, respectively, during the same periods in the prior year[2].

Net Income (Loss):

▪

During the three and 12 months ended June 30, 2019, Great Elm recognized $64,000 and $191,000, respectively, in net income vs. $60,000 and $83,000, respectively, in net income during the same periods in the prior year[2].

Adjusted EBITDA:

▪

During the three and 12 months ended June 30, 2019, Great Elm recognized $1.2 million and $4.6 million, respectively, in adjusted EBITDA vs. $1.2 million and $1.5 million, respectively, during the same periods in the prior year[2].

General Corporate

Three and 12 Months Ended June 30, 2019:

Revenue:

▪	During the three and 12 months ended June 30, 2019, Great Elm recognized $58,000 and $123,000, respectively, in revenue vs. no revenue during the same periods the prior year.

Net Income (Loss):

▪

During the three and 12 months ended June 30, 2019, Great Elm recognized $41,000 in net income and $1.2 million in net loss, respectively, vs. net loss of $1.2 million and $6.7 million, respectively, during the same periods the prior year.

Adjusted EBITDA:

▪

During the three and 12 months ended June 30, 2019, Great Elm recognized $(1.6) million and $(6.1) million, respectively, in adjusted EBITDA vs. $(1.2) million and $(4.3) million, respectively, during the same periods the prior year.

[2]	Our Real Estate business began in March 2018 and there was no related activity prior to that date.

Conference Call & Webcast

Great Elm will host a conference call and webcast on Friday, September 13, 2019 at 8:00 a.m. Eastern Time to discuss its fourth quarter 2019 financial results.

All interested parties are invited to participate in the conference call by dialing +1 (844) 559-0750; international callers should dial +1 (647) 689-5386. Participants should enter the Conference ID 6973727 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: https://www.greatelmcap.com/events-and-presentations/default.aspx.

The conference call will be webcast simultaneously at: https://event.on24.com/wcc/r/2021163/6EE1FE643E7E50686C8FA475B2B776A7.

About Great Elm Capital Group, Inc.

Great Elm is a publicly-traded holding company that seeks to build a business across three operating verticals: Operating Companies, Investment Management and Real Estate. Great Elm’s website can be found at www.greatelmcap.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, profitability, free cash flow and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information.  These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmcap.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Set forth below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income. The information in the table below includes forecasts, projections and other predictive statements that represent Great Elm’s assumptions and expectations in light of currently available information. These forecasts, projections and other predictive statements involve risks, variables and uncertainties. Great Elm’s actual performance results may differ from those projected in in the table below, and any such differences may be material.

(1)	Our durable medical equipment business began in September 2018 and there was no related activity prior to that date.
(2)	General Corporate net loss includes net loss attributable to discontinued operations.
(3)	Unrecognized incentive fees earned include amounts earned under investment management agreements which are not recognized under US GAAP.
(4)

Represents $0.5 million of aggregate adjustments which negatively impact adjusted EBITDA by the same amount for the period beginning with the acquisition of DME on September 7, 2018 and ending March 31, 2019.  There is no material impact on the GAAP numbers reported for this period.

(5)

Acquisition and integration related costs include transaction costs, costs to integrate acquired businesses and changes in the fair value of the contingent consideration liability since the initial valuation at the acquisition date.

(6)	Broken deal expenses include non-recurring expenses incurred in relation to transactions that were not consummated.

(7)	Our real estate business began in March 2018 and there was no related activity prior to that date.

Media & Investor Contact:

Investor Relations

+1 (617) 375-3006

investorrelations@greatelmcap.com